Exhibit 99.1

Contact:	Michael Bauer	Rick Fernandez
	Senior Director, Investor Relations	Director, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6988
	mbauer@manh.com	rfernandez@manh.com

Manhattan Associates Reports Record Quarterly Revenue and Earnings

RPO Bookings Increase 92% over Prior Year on Strong Demand

Company Raises 2022 Full-Year Revenue and EPS Guidance

ATLANTA – April 26, 2022 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $179.0 million for the first quarter ended March 31, 2022. GAAP diluted earnings per share was $0.48 for Q1 2022 compared to $0.35 for Q1 2021. Non-GAAP adjusted diluted earnings per share for Q1 2022 was $0.60 compared to $0.43 in Q1 2021.

“We are off to a great start to 2022, as robust demand for our cloud-native suite of Manhattan Active® solutions continues to drive solid pipeline and revenue momentum. Cloud and services revenue growth exceeded our expectations and drove exceptional operating results,” said Manhattan Associates president and CEO Eddie Capel.

“We are committed to helping our customers digitally transform their supply chains and are confident in our business trajectory. While we remain appropriately cautious regarding the macro volatility, our business fundamentals are strong, and we are raising our 2022 guidance,” Mr. Capel concluded.

FIRST QUARTER 2022 FINANCIAL SUMMARY:

•	Consolidated total revenue was $179.0 million for Q1 2022, compared to $156.9 million for Q1 2021.
o	Cloud subscription revenue was $37.3 million for Q1 2022, compared to $26.6 million for Q1 2021.
o	License revenue was $8.4 million for Q1 2022, compared to $7.8 million for Q1 2021.
o	Services revenue was $89.9 million for Q1 2022, compared to $80.4 million for Q1 2021.

•	GAAP diluted earnings per share was $0.48 for Q1 2022, compared to $0.35 for Q1 2021.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.60 for Q1 2022, compared to $0.43 for Q1 2021.
•	GAAP operating income was $34.0 million for Q1 2022, compared to $25.4 million for Q1 2021.
•	Adjusted operating income, a non-GAAP measure, was $48.1 million for Q1 2022, compared to $35.6 million for Q1 2021.
•	Cash flow from operations was $31.8 million for Q1 2022, compared to $39.9 million for Q1 2021. Days Sales Outstanding was 66 days at March 31, 2022, compared to 67 days at December 31, 2021.
•	Cash totaled $216.3 million at March 31, 2022, compared to $263.7 million at December 31, 2021.
•

During the three months ended March 31, 2022, the Company repurchased 383,358 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $50.0 million. In April 2022, our Board of Directors approved raising the Company’s remaining share repurchase authority to an aggregate of $75.0 million of our common stock.

2022 GUIDANCE

Manhattan Associates provides the following revenue, operating margin and diluted earnings per share guidance for the full year 2022:

	Guidance Range - 2022 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue	$720	$727	8%	9%

Operating Margin:
GAAP operating margin	16.0%	16.7%
Equity-based compensation	8.2%	8.1%
Adjusted operating margin(1)	24.2%	24.8%

Diluted earnings per share (EPS):
GAAP EPS	$1.45	$1.53	-16%	-11%
Equity-based compensation, net of tax	0.77	0.77
Excess tax benefit on stock vesting (2)	(0.08)	(0.08)
Adjusted EPS(1)	$2.14	$2.22	-4%	0%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of these items if applicable.
(2) Excess tax benefit on stock vesting expected to occur primarily in the first quarter of 2022.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above and guideposts in the supplemental information below, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below. We note in particular that the severity, duration and ultimate impact of the COVID-19 pandemic are difficult to predict at this time. In addition, those statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make this earnings release and published expectations available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance and guideposts, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

Manhattan Associates’ conference call regarding its first quarter 2022 financial results will be held today, April 26, 2022, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

Those who cannot listen to the live broadcast may access a replay shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 3291673 or via the web at ir.manh.com. The phone replay will be available for two weeks after the call, and the Internet webcast will be available until Manhattan Associates’ second quarter 2022 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

Manhattan Associates provides adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three months ended March 31, 2022.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization of these costs, and (from time to time) restructuring charges – all net of income tax effects. We include reconciliations of the

Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include, without limitation, the information set forth under “2022 Guidance” and “Guideposts,” any statements about the future effect of the COVID-19 pandemic on our business, customers or the global economy, our business prospects following the pandemic, statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: the risk that the duration and severity of the COVID-19 pandemic, and its ultimate effects on the global economy, our customers and our business, may be worse than expected; economic conditions, including inflation; disruption in the retail sector; delays in product development; competitive and pricing pressures; software errors and information technology failures, system disruption and security breaches; disruption in the retail sector; risks related to our products’ technology and customer implementations; global instability, including the war in Ukraine; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

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MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$37,297	$26,643
Software license	8,358	7,838
Maintenance	35,302	36,159
Services	89,918	80,359
Hardware	8,081	5,851
Total revenue	178,956	156,850
Costs and expenses:
Cost of software license	402	556
Cost of cloud subscriptions, maintenance and services	83,025	73,509
Research and development	27,455	24,260
Sales and marketing	14,390	13,396
General and administrative	17,965	17,569
Depreciation and amortization	1,747	2,135
Total costs and expenses	144,984	131,425
Operating income	33,972	25,425
Other income (loss), net	738	(293)
Income before income taxes	34,710	25,132
Income tax provision	4,118	2,489
Net income	$30,592	$22,643

Basic earnings per share	$0.48	$0.36
Diluted earnings per share	$0.48	$0.35

Weighted average number of shares:
Basic	63,213	63,645
Diluted	63,871	64,466

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021

Operating income	$33,972	$25,425
Equity-based compensation (a)	14,138	10,051
Purchase amortization (c)	-	107
Adjusted operating income (Non-GAAP)	$48,110	$35,583

Income tax provision	$4,118	$2,489
Equity-based compensation (a)	2,182	1,418
Tax benefit of stock awards vested (b)	4,375	3,655
Purchase amortization (c)	-	27
Adjusted income tax provision (Non-GAAP)	$10,675	$7,589

Net income	$30,592	$22,643
Equity-based compensation (a)	11,956	8,633
Tax benefit of stock awards vested (b)	(4,375)	(3,655)
Purchase amortization (c)	-	80
Adjusted net income (Non-GAAP)	$38,173	$27,701

Diluted EPS	$0.48	$0.35
Equity-based compensation (a)	0.19	0.13
Tax benefit of stock awards vested (b)	(0.07)	(0.06)
Purchase amortization (c)	-	-
Adjusted diluted EPS (Non-GAAP)	$0.60	$0.43

Fully diluted shares	63,871	64,466

(a)

Adjusted results exclude all equity-based compensation to facilitate comparison with our peers and because it typically does not require cash settlement. As explained in our Current Report on Form 8-K filed today with the SEC, we do not include that expense when assessing our operating performance. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly due to Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives. The Tax Cuts and Jobs Act further increased those limitations.

	Three Months Ended March 31,
	2022	2021

Cost of services	$5,137	$3,279
Research and development	3,189	1,992
Sales and marketing	1,406	1,014
General and administrative	4,406	3,766
Total equity-based compensation	$14,138	$10,051

(b)

Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we exclude equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also exclude the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from a prior acquisition. We exclude that amortization from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$216,317	$263,706
Accounts receivable, net of allowance of $2,968 and $2,419, at March 31, 2022 and December 31, 2021, respectively	132,038	124,420
Prepaid expenses and other current assets	28,915	20,293
Total current assets	377,270	$408,419

Property and equipment, net	13,218	13,889
Operating lease right-of-use assets	25,539	27,272
Goodwill, net	62,236	62,239
Deferred income taxes	11,627	7,650
Other assets	21,864	20,239
Total assets	$511,754	$539,708

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$24,586	$19,625
Accrued compensation and benefits	40,070	53,104
Accrued and other liabilities	24,678	22,741
Deferred revenue	161,615	153,196
Income taxes payable	6,099	376
Total current liabilities	257,048	249,042

Operating lease liabilities, long-term	21,247	23,157
Other non-current liabilities	16,323	16,865

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2022 and 2021	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 63,113,221 and 63,154,494 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	631	631
Retained earnings	237,463	269,841
Accumulated other comprehensive loss	(20,958)	(19,828)
Total shareholders' equity	217,136	250,644
Total liabilities and shareholders' equity	$511,754	$539,708

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2022	2021
	(unaudited)	(unaudited)
Operating activities:
Net income	$30,592	$22,643
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,747	2,135
Equity-based compensation	14,138	10,051
(Gain) loss on disposal of equipment	-	(2)
Deferred income taxes	(3,985)	3,636
Unrealized foreign currency gain	(494)	(386)
Changes in operating assets and liabilities:
Accounts receivable, net	(8,077)	2,204
Other assets	(10,934)	(9,467)
Accounts payable, accrued and other liabilities	(6,177)	2,661
Income taxes	6,175	(2,878)
Deferred revenue	8,807	9,288
Net cash provided by operating activities	31,792	39,885

Investing activities:
Purchase of property and equipment	(1,159)	(569)
Net cash used in investing activities	(1,159)	(569)

Financing activities:
Purchase of common stock	(77,108)	(46,402)
Net cash used in financing activities	(77,108)	(46,402)

Foreign currency impact on cash	(914)	(453)

Net change in cash and cash equivalents	(47,389)	(7,539)
Cash and cash equivalents at beginning of period	263,706	204,705
Cash and cash equivalents at end of period	$216,317	$197,166

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	Continuing Impact of COVID-19:

Regarding the impact of the COVID-19 pandemic, we remain cautious about the global recovery, which we expect to be protracted.

Despite the COVID-19 pandemic, our results for the first quarter exceeded our expectations due to solid demand for our cloud solutions. Our solutions are mission critical, supporting complex global supply chains. We believe that favorable secular tailwinds, such as the digital transformation of businesses in manufacturing, wholesale and retail, coupled with our commitment to investing in organic innovation to deliver leading cloud supply chain, inventory and omnichannel commerce solutions, are in synergistic alignment with current market demand. We believe that alignment is contributing to our strong financial results, higher demand and strong win rates for our solutions for the quarter.

We remain committed to investing in our business to drive customer success and expand our total addressable market, which we believe will position us well to achieve long-term sustainable growth and earnings.

2.	GAAP and adjusted earnings per share by quarter are as follows:

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
GAAP Diluted EPS	$0.35	$0.48	$0.57	$0.32	$1.72	$0.48
Adjustments to GAAP:
Equity-based compensation	0.13	0.14	0.14	0.16	0.58	0.19
Tax benefit of stock awards vested	(0.06)	(0.01)	-	-	(0.07)	(0.07)
Purchase amortization	-	-	-	-	-	-
Adjusted Diluted EPS	$0.43	$0.61	$0.71	$0.48	$2.23	$0.60
Fully Diluted Shares	64,466	64,276	64,238	64,224	64,323	63,871

3.Revenues and operating income by reportable segment are as follows (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Revenue:
Americas	$122,813	$132,308	$135,233	$135,861	$526,215	$139,540
EMEA	28,434	27,190	27,402	27,548	110,574	32,151
APAC	5,603	6,616	6,550	8,085	26,854	7,265
	$156,850	$166,114	$169,185	$171,494	$663,643	$178,956

GAAP Operating Income:
Americas	$16,116	$28,590	$29,727	$16,746	$91,179	$21,393
EMEA	8,374	8,643	10,485	7,245	34,747	10,517
APAC	935	2,124	2,196	3,152	8,407	2,062
	$25,425	$39,357	$42,408	$27,143	$134,333	$33,972

Adjustments (pre-tax):
Americas:
Equity-based compensation	$10,051	$10,709	$10,573	$11,926	$43,259	$14,138
Purchase amortization	107	107	50	-	264	-
	$10,158	$10,816	$10,623	$11,926	$43,523	$14,138

Adjusted non-GAAP Operating Income:
Americas	$26,274	$39,406	$40,350	$28,672	$134,702	$35,531
EMEA	8,374	8,643	10,485	7,245	34,747	10,517
APAC	935	2,124	2,196	3,152	8,407	2,062
	$35,583	$50,173	$53,031	$39,069	$177,856	$48,110
4.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Revenue	$2,932	$3,209	$823	$(716)	$6,248	$(2,268)
Costs and expenses	2,000	2,442	551	(887)	4,106	(2,043)
Operating income	932	767	272	171	2,142	(225)
Foreign currency (losses) gains in other income	(287)	315	(30)	(243)	(245)	711
	$645	$1,082	$242	$(72)	$1,897	$486

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Operating income	$79	($294)	($37)	$281	$29	$470
Foreign currency gains (losses) in other income	315	535	3	(9)	844	809
Total impact of changes in the Indian Rupee	$394	$241	$(34)	$272	$873	$1,279

5.Other income includes the following components (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Interest income	($15)	($10)	($9)	$102	$68	$19
Foreign currency gains (losses)	(287)	315	(30)	(243)	(245)	711
Other non-operating income (expense)	9	1	(3)	(91)	(84)	8
Total other income (loss)	$(293)	$306	$(42)	$(232)	$(261)	$738

6.Capital expenditures are as follows (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Capital expenditures	$569	$602	$987	$1,858	$4,016	$1,159

7.Stock Repurchase Activity (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Shares purchased under publicly announced buy-back program	214	244	123	128	709	383
Shares withheld for taxes due upon vesting of restricted stock units	172	1	5	1	179	203
Total shares purchased	386	245	128	129	888	586

Total cash paid for shares purchased under publicly announced buy-back program	$26,988	$32,894	$19,994	$20,117	$99,993	$49,965
Total cash paid for shares withheld for taxes due upon vesting of restricted stock units	19,414	190	762	59	20,425	27,143
Total cash paid for shares repurchased	$46,402	$33,084	$20,756	$20,176	$120,418	$77,108

8. Remaining Performance Obligations

We disclose revenue we expect to recognize from our remaining performance obligations. Over 97% of our reported performance obligations represent cloud native subscriptions with a non-cancelable term greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Maintenance contracts are typically one year in duration and are not included in the remaining performance obligations. Below are our remaining performance obligations as of the end of each period (in thousands):

	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Remaining Performance Obligations	$421,196	$488,718	$573,712	$699,244	$809,540

9. The 2017 U.S. Tax Cuts and Jobs Act eliminated the expensing of research and development costs as incurred for tax purposes beginning in 2022.

This law changes the timing of cash tax payments, increasing near-term taxable income and payments, but normalizing over time as these expenses are amortized.  As such, our cash outlook for 2022 includes the negative impact of approximately $30 million to $35 million in additional income tax payments.  While there is still a possibility that legislation will be enacted that defers or eliminates the requirement to capitalize these costs, our current outlook factors in higher cash taxes as we will be required to make these payments, unless the existing law is amended.  This legislation does not impact earnings per share, does not create any incremental expense obligation, and does not impact our ability to operationally grow cash flow.

10. Guideposts

The following table shows (i) actual 2021 results for cloud revenue and remaining performance obligations (“RPO”) and (ii) guideposts published as of February 1, 2022 for cloud revenue and remaining performance obligations (“RPO”) for each year 2022 through 2024.

Guideposts
($'s in millions)

Cloud Revenue
Year	Low	Mid	High	% Growth(1)
2021 (2)	$122	$122	$122	53%
2022	$161	$164	$167	34%
2023	$220	$230	$240	40%
2024	$310	$328	$345	42%

Remaining Performance Obligations
Year	Low	Mid	High	% Growth(1)
2021 (2)	$699	$699	$699	126%
2022	$950	$1,000	$1,050	43%
2023	$1,250	$1,325	$1,400	33%
2024	$1,600	$1,700	$1,800	28%

(1) Year-over-year percentage growth is calculated based on the actual or forecasted mid-points. (2) 2021 represents the actual results.

These guideposts are forward-looking statements and are subject to all the risks and uncertainties applicable to our shorter-term 2022 Guidance, as stated above.  In addition, the further into the future we project our financial expectations, the greater the risk that actual results will differ materially; consequently, our longer-term guideposts may be inherently more uncertain than our shorter-term guidance.